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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): August 16, 2004




                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                   0-13305             75-1971716
 (State or other jurisdiction      (Commission File      (IRS Employer
of Incorporation or organization)     Number)          Identification No.)

 1004 N. Big Spring, Suite 400, Midland, Texas               79701
  (Address of Principal Executive Offices)                 (Zip Code)



       Registrant's telephone number, including area code: (432) 684-3727






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


Item 7.  Financial Statements and Exhibits.


(c)      Exhibits.

         99.1 Press Release dated August 16, 2004 announcing financial results for the second fiscal quarter ended June 30, 2004.


Item 12. Results of Operations and Financial Condition.

         Parallel Petroleum Corporation wishes to disclose its press release, dated August 16, 2004, relating to its results of operations and financial condition for the second fiscal quarter ended June 30, 2004, furnished herewith as Exhibit 99.1.

         The information included in this report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PARALLEL PETROLEUM CORPORATION


                           By: /s/ Larry C. Oldham
                               ---------------------------
                               Larry C. Oldham, President
                               and Chief Executive Officer


Dated: August 16, 2004

                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                     ------------------

   99.1 Press Release dated August 16, 2004 announcing financial results of Parallel Petroleum Corporation for the second fiscal quarter ended June 30, 2004.

                                                                  Exhibit 99.1
                                                                  PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400        Contact:  Cindy Thomason
Midland, TX 79701   (432) 684-3727             Manager of Investor Relations
http://www.plll.com                            cindyt@plll.com

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                          PARALLEL PETROLEUM ANNOUNCES
                      SECOND QUARTER 2004 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), August 16, 2004 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the second quarter ended June 30, 2004. In a separate press release dated August 13, 2004, Parallel announced its operations update.

Second Quarter Results

For the three months ended June 30, 2004, Parallel reported net income of $1.0 million, or $.04 per diluted share. Included in net income was $2.2 million of operating income, after oil and gas hedge payments of $1.8 million. For the three months ended June 30, 2003, Parallel recorded net income of $2.6 million, or $.11 per diluted share, which included $3.4 million of operating income, after oil and gas hedge payments of $0.5 million.

For the second quarter of 2004, Parallel's sales were 166 MBbls of oil and 644 MMcf of natural gas, or 273 MBOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $35.70/$26.54 per barrel and $5.94/$5.45 per Mcf, or $35.72/$29.00 per BOE. For
the same period of 2003, oil sales were 160 MBbls at an average unhedged/hedged price of $26.09/$24.00 per barrel and natural gas sales were 805 MMcf at an average price of $6.10/$5.84 per Mcf, or 294 MBOE at $30.89/$29.03 per BOE.

Six Months Results

For the six months ended June 30, 2004, Parallel reported net income of $2.5 million, or $.09 per diluted share. Included in net income was $4.9 million of operating income, after oil and gas hedge payments of $2.9 million. For the six months ended June 30, 2003, Parallel recorded net income of $5.0 million, or $.20 per diluted share, which included $7.6 million of operating income, after oil and gas hedge payments of $1.6 million.

For the six months ended June 30, 2004, Parallel's sales were 327 MBbls of oil and 1,376 MMcf of natural gas, or 556 MBOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $34.31/$26.21 per barrel and $5.55/$5.34 per Mcf, or $33.92/$28.63 per BOE.
For the same period of 2003, oil sales were 313 MBbls at an average unhedged/hedged price of $29.28/$27.82 per barrel and natural gas sales were 1,587 MMcf at an average price of $5.96/$5.24 per Mcf, or 578 MBOE at $32.25/$29.46 per BOE.

Net cash provided by operating activities for the six-month period ended June 30, 2004, was $8.6 million, compared to $8.9 million for the same period of 2003. The decrease was primarily related to decreased gas sales volumes, decreased gas prices, and oil hedge payments partially offset by increased oil sales volumes and prices.

Balance Sheet Review

At June 30, 2004, current assets were $12.7 million, which included $4.9 million of cash. Current liabilities were $11.2 million, including current derivative obligations of $6.2 million, and long-term debt was $34.0 million. The Company's net capitalized costs associated with its oil and gas properties and other equipment were $105.2 million. Parallel's stockholders' equity as of June 30, 2004 was $60.4 million, which includes $7.0 of accumulated comprehensive loss that is related to the Company's oil and gas hedges.

                                     -more-

Parallel Petroleum Announces 2Q 2004 Results
August 16, 2004
Page 2


Non-Strategic Asset Divestiture

Parallel divested interests in 41 non-core, short-lived assets in the July 2004 Oil and Gas Asset Clearinghouse auction. Net daily production and net reserves attributable to the assets sold were approximately 78 BOE per day and 114 MBOE, respectively. Gross proceeds from the sale were $1.87 million, yielding approximately $16.45 per BOE of reserves and approximately $24,000 per net daily BOE sold. These assets represented less than 3% of net daily production and less than 1% of reserves as of June 30, 2004. Parallel will continue to evaluate all portfolio assets for economic viability and strategic fit.

Management Comments

Larry C. Oldham, Parallel's President, commented, "Second quarter 2004 was a transition quarter for the Company. Overall production volumes were down 3% compared to the first quarter of 2004. As expected, gulf coast volumes continued to decline by approximately 10%. Permian Basin volumes increased 2% in response to early stage development. The Permian Basin now represents approximately 65% of our total production, compared to approximately 61% during the first quarter of 2004. As we continue to develop our longer-life assets, we expect production volumes to consistently grow through time."

Oldham further commented, "During the six months ended June 30, 2004, our oil hedge payments were $2.6 million. The majority of these oil hedge payments are the result of hedges required by our bank lenders when we acquired the Fullerton property in December 2002. These oil hedges decrease in both volume and price through December 2006, when the last contract expires."

In a final comment, Oldham stated, "As we announced on August 4, 2004, our proved developed producing reserves increased 2.02 million BOE, which represented approximately 360% of our production for the six months ended June 30, 2004. The majority of this increase was on our longer-life assets. We are confident in our ability to grow production, reserves, and shareholder value with this set of assets and our `acquire and exploit' business strategy."

Conference Call and Webcast Information

The Company's management will host a conference call to discuss its financial and operational results for the second quarter ended June 30, 2004, on Monday, August 16, 2004, at 1:00 p.m. Central time. To participate in the call, dial 1-800-295-4740 or 1-617-614-3925, Participant Passcode 57954752, at least five minutes before the scheduled start time. The conference call will also be webcast, complete with the "Current Slide Presentation", and can be accessed live at Parallel's web site, www.plll.com. A replay of the conference call will be available at the Company's web site or by calling 1-888-286-8010 or 1-617-801-6888, Passcode 66990827.



                    Financial statements and schedules folloW


                                     -more-

Parallel Petroleum Announces 2Q 2004 Results
August 16, 2004
Page 3

                                  PARALLEL PETROLEUM CORPORATION
                             CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                       (dollars in millions)
                                                                June 30,            December 31,
                                                                  2004                  2003
                                                           -------------------   -------------------
                                                               (unaudited)
ASSETS
Current assets                                                     $ 12.7               $ 23.6
Net property and equipment                                          105.2                 94.0
Other assets, net                                                     0.9                  0.7
                                                               -----------           ----------
     Total                                                        $ 118.8              $ 118.3
                                                               ===========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                $ 11.2                $ 7.2
Long-term debt, net                                                  34.0                 39.8
Deferred tax                                                          6.5                  5.8
Derivative obligations                                                4.7                  2.7
Other liabilities                                                     2.0                  1.6
Stockholders' equity                                                 60.4                 61.2
                                                               -----------           ----------
     Total                                                        $ 118.8              $ 118.3
                                                               ===========           ==========

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
                                                    PARALLEL PETROLEUM CORPORATION
                                             CONDENSED CONSOLIDATED INCOME STATEMENT DATA
                                                             (Unaudited)
                                                 (in millions, except per share data)


                                                             Three Months Ended June 30,          Six Months Ended June 30,
                                                           ----------------------------------- --------------------------------
                                                                2004              2003              2004              2003
                                                           ----------------- ----------------- ----------------- --------------
Oil and gas revenues                                              $  7.9            $  8.5            $ 15.9            $ 17.0
Total costs and expenses                                             5.7               5.1              11.0               9.4
                                                              -----------       -----------        ----------       -----------
    Operating income                                                 2.2               3.4               4.9               7.6
                                                              -----------       -----------        ----------       -----------
Total other expense, net                                            (0.5)             (0.3)             (0.9)             (0.9)
                                                              -----------       -----------        ----------       -----------
Income before income taxes                                           1.7               3.1               4.0               6.7
Income tax expense, deferred                                        (0.7)             (0.5)             (1.5)             (1.7)
                                                              -----------       -----------        ----------       -----------
Income before cumulative effect
  of change in accounting principle                                  1.0               2.6               2.5               5.0
   Cumulative effect on prior years
    of a change in accounting principle, net of tax                    -                 -                 -              (0.1)
                                                              -----------       -----------        ----------       -----------
    Net income                                                       1.0               2.6               2.5               4.9
Cumulative preferred stock dividend                                 (0.1)             (0.1)             (0.2)             (0.2)
                                                              -----------       -----------        ----------       -----------
Net income available to common stockholders                       $  0.9            $  2.5            $  2.3            $  4.7
                                                              ===========       ===========        ==========       ===========
Net income per common share:
  Basic - after accounting change                                 $ 0.04            $ 0.12            $ 0.09            $ 0.22
  Diluted - after accounting change                               $ 0.04            $ 0.11            $ 0.09            $ 0.20
Weighted average common shares outstanding (millions):
  Basic                                                             25.2              21.1              25.2              21.1
  Diluted                                                           28.3              24.0              28.3              24.0

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                                     -more-

Parallel Petroleum Announces 2Q 2004 Results
August 16, 2004
Page 4

                                 PARALLEL PETROLEUM CORPORATION
                                  SALES VOLUMES AND PRICE DATA

                                                        Three Months Ended             Six Months Ended
                                                  ---------------------------------- ----------------------------------
                                                     6/30/2004        6/30/2003         6/30/2004         6/30/2003
                                                  ---------------- ----------------- ----------------  ----------------
Sales Volumes:
  Oil (MBbls)                                                166               160              327               313
  Natural gas (MMcf)                                         644               805            1,376             1,587
  Equivalent barrels of oil (MBOE) (a)                       273               294              556               578
  Equivalent barrels of oil (BOE) per day                  3,006             3,230            3,057             3,192

Average Sales Prices:
  per Bbl (unhedged) (b)                                 $ 35.70           $ 26.09          $ 34.31           $ 29.28
  per Bbl (hedged) (c)                                   $ 26.54           $ 24.00          $ 26.21           $ 27.82
  per Mcf (unhedged) (b)                                 $  5.94           $  6.10          $  5.55           $  5.96
  per Mcf (hedged) (c)                                   $  5.45           $  5.84          $  5.34           $  5.24
  per BOE (unhedged) (b)                                 $ 35.72           $ 30.89          $ 33.92           $ 32.25
  per BOE (hedged) (c)                                   $ 29.00           $ 29.03          $ 28.63           $ 29.46

---------------------------------
(a) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil. "MBOE" means one thousand BOE.
(b) Unhedged price is the actual price received at the wellhead for our oil and natural gas.
(c) Hedged price is the actual price received at the wellhead for our oil and natural gas plus or minus the settlements on our derivatives.

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                         PARALLEL PETROLEUM CORPORATION
                               HEDGING INFORMATION


COSTLESS COLLARS:                                            Houston Ship Channel
                                                                 Gas Price
                                     MMBTU           --------------------------------------
Period of Time                      Natural Gas            Floor               Cap
-------------------------------- ------------------- ------------------ -------------------
  2004 remainder (a)                  123,000              $4.40              $5.50
  2005                                428,000              $5.00              $7.26



SWAPS:                                 Volume                                 Volume
                                       Hedged             Average             Hedged             Average
Period of Time                        Bbl Oil              Price              MMBTU               Price
-------------------------------- ------------------- ------------------ ------------------- -------------------
  2004 remainder (a)                  220,800             $24.27             491,000              $4.694
  2005                                365,000             $23.35             180,000              $4.705
  2006                                265,500             $23.04



INTEREST RATE SWAPS:                                       LIBOR             Expected            Expected
                                      Notional             Fixed              Margin              Fixed
Period of Time                       Amount (c)      Interest Rates (d)     Rates (e)       Interest Rates (f)
-------------------------------- ------------------- ------------------ ------------------- -------------------
  2004 remainder (a)                $30,000,000           2.660%              2.500%              5.160%
  2005                              $20,000,000           4.050%              2.250%              6.300%
  2006 (b)                          $10,000,000           4.050%              2.250%              6.300%

------------------------------------------
(a) Third quarter through fourth quarter.
(b) Through December 20, 2006.
(c) Based on the anticipated principal reductions under our credit facility.
(d) Parallel's swap contract with BNP Paribas.
(e) Based on the anticipated borrowing base usage under our credit facility.
(f) Total of the libor fixed interest rate plus the expected margin rate under our credit facility. Our loan agreement required the interest rate to not be below 4.50%.
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                                     -more-

Parallel Petroleum Announces 2Q 2004 Results
August 16, 2004
Page 5

The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

                                      ###